Exhibit 3.91

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ACCESS ONE COMMUNICATIONS CORP.

Pursuant to the provisions of Section 14A:1-1, et seq., Corporations, General of the New Jersey Statutes (the “New Jersey Business Corporation Act”), the undersigned corporation hereby executes the following Amended and Restated Certificate of Incorporation:

FIRST: The name of the corporation is ACCESS ONE COMMUNICATIONS CORP. (the “Corporation”).

SECOND: The purpose for which the Corporation is organized is to do any lawful act or activity for which corporations may be organized pursuant to the provisions of Title 14A of the New Jersey Business Corporation Act.

THIRD: The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) with a par value of one cent ($0.01) per share. All such shares are of one class and are shares of common stock.

FOURTH: The address of the Corporation’s current registered office is 830 Bear Tavern Road, Suite 305, Trenton, New Jersey 08628; and the name of the current registered agent at such address is Corporation Service Company.

FIFTH: The number of directors constituting the board of directors shall be three and the names and addresses are as follows:

NAME	ADDRESS

Gabriel A. Battista	6805 Route 202
New Hope, Pennsylvania 18938

Edward B. Meyercord	6805 Route 202
New Hope, Pennsylvania 18938

Aloysius T. Lawn, IV	6805 Route 202
New Hope, Pennsylvania 18938

SIXTH: The Corporation is to have perpetual existence.

J1562565

SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of the New Jersey Business Corporation Act, as the same may be amended and supplemented from time to time. The limitation of liability provided for herein shall not be deemed exclusive of any other rights to which such a director may be entitled under the Corporation’s Bylaws or the New Jersey Business Corporation Act. No amendment of this Amended and Restated Certificate of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided under this Article Seventh in connection with any act or omission that occurred prior to such amendment or repeal.

EIGHTH: The Corporation shall, to the fullest extent permitted by the New Jersey Business Corporation Act, as the same may be amended and supplemented from time to time, indemnify any and all persons with respect to whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section; provided that his or her conduct or action, for which such person seeks limitation of liability was not in breach of any fiduciary duty owed to the Corporation or wilful misconduct. The indemnification provided herein shall not be deemed exclusive of any other right to which those indemnified persons may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of their heirs, executors and administrators of such a person. No amendment of this Amended and Restated Certificate of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided under this Article Eighth in connection with any act or omission that occurred prior to such amendment or repeal.

NINTH: From time to time any of the provisions of this Amended and Restated Certificate of Incorporation, except the last sentence of Article Seventh and Article Eighth, may be amended, altered or repealed, and other provisions authorized by the laws of the State of New Jersey at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred on the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article Ninth.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this 9th day of August, 2000.

ACCESS ONE COMMUNICATIONS CORP.

By:

Title:	President

New Jersey Division of Revenue CERTIFICATE of CHANGE of REGISTERED OFFICE &/or REGISTERED AGENT (For Use by Domestic and Foreign, Profit and Non-profit Corporations)

CORPORATION NAME: ACCESS ONE COMMUNICATIONS CORP.

STATE OF ORIGINAL INCORPORATION: NJ

IMPORTANT - INCLUDE INFORMATION ON BOTH THE PRIOR AND NEW AGENT

PRIOR AGENT NAME:	NEW AGENT NAME:

National Registered Agents, Inc. of NJ	The Corporation Trust Company

PRIOR AGENT STREET ADDRESS	NEW AGENT STREET ADDRESS

100 CANAL POINTE BLVD. SUITE 212	820 Bear Tavern Road

CITY	STATE	ZIP	CITY	STATE	ZIP

Princeton	NJ	08540	West Trenton	NJ	08628

The corporation states that the address of its new registered office and the address of its new registered agent are identical. Further, the changes designated on this form were authorized by resolution duly adopted by its board of directors or members.

By:		Title	Vice President
	(Signature of Officer)		(Type)

Date: December 28, 2010

NOTE - This form must be executed by the chairman of the board, the president, or the vice president of the corporation.

FEES:	Change of Agent Name-$25.00	MAIL TO:	NJ Division of Revenue
	Change of Agent Address-$25.00		PO Box 308
	Change of Both-$25.00		Trenton, NJ 08646

Make checks payable to: TREASURER, STATE of NEW JERSEY (NO CASH PLEASE)